SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  October 9, 2002


                           INTERLEUKIN GENETICS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                   000-23413                          94-3123681
--------                   ---------                          ----------
(State or other            (Commission                        (IRS Employer
jurisdiction of            File Number)                      Identification No.)
incorporation)


135 Beaver Street, Waltham, MA  02452
-------------------------------------
(Address of principal executive offices)



Registrant's telephone number, including area code:  (781) 398-0700
                                                     --------------



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Item 5.   Other Events.
------    -------------

On October 9, 2002, Interleukin Genetics, Inc. publicly disseminated a press release announcing that the Company has received a NASDAQ delisting letter.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto


Item 7.   Financial Statements and Exhibits.
-------   ----------------------------------

(c)         Exhibit

99.1     Press Release dated October 9, 2002


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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERLEUKIN GENETICS, INC.
                                   --------------------------
                                   (Registrant)



   Date:  October 9, 2002          s/s Fenel M. Eloi
                                   ---------------------------------------------
                                   Fenel M. Eloi, Chief Operating Officer,
                                   Chief Financial Officer, Treasurer and
                                   Secretary and Treasurer

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                                                                    Exhibit 99.1

Interleukin Genetics, Inc. Receives Nasdaq Delisting Notice, Files Request for Hearing and is Negotiating Interim Financing

    WALTHAM, Mass.--(BUSINESS WIRE)--Oct. 9, 2002--Interleukin Genetics, Inc. (NASDAQ:ILGN), today announced that it has received a letter from NASDAQ stating that the Company has not met the $1 minimum bid price and the $2.5 million stockholders' equity requirements for continued listing of its common stock on the NASDAQ SmallCap Market (Marketplace Rules 4310(c)(4) and 4310(c)(2)(B)).
    Interleukin Genetics has requested a hearing before the NASDAQ Listing Qualifications Panel to appeal the ruling by NASDAQ. During the appeals process, which the Company expects will take between 30 and 60 days, the Company's common stock will continue to trade on the NASDAQ SmallCap Market. There can be no assurance that the Panel will grant the Company's request for continued listing. In the event that the Panel does not grant continued listing, the Company expects that its common stock would trade on the OTC Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last-sales prices, and volume information for more than 3,600 equity securities.
    Interleukin Genetics also announced today that it is in the final stages of negotiating a $1.5 million interim financing from the same consumer products company with which the company has an outstanding Letter of Intent per the press release on September 3, 2002. Although the interim financing may not be consummated, management currently expects to complete this financing within the next week, at which time the Company will have sufficient cash to meet its operating requirements through January 2003. The Company is continuing negotiations with that same consumer products company towards a definitive strategic alliance and is seeking further financing from other third parties to fund its operations through 2003 and beyond.

    ABOUT INTERLEUKIN GENETICS

    Interleukin Genetics is a biotechnology company focused on inflammation. The company uses functional genomics to develop diagnostic, therapeutic and nutraceutical products based on the genetic variations in people to help prevent or treat diseases of inflammation. Interleukin's TARxGET (Translating Advanced Research in Genomics into more Effective Therapeutics) programs focus on the areas of cardiovascular disease, rheumatoid arthritis and osteoporosis and include the development of tests to assess a person's risk for heart disease and osteoporosis as well as a test to help doctors and patients choose the best course of therapy for rheumatoid arthritis. These products will improve patient care and produce better allocation of healthcare resources. In addition to its research partnerships with numerous academic centers in the U.S. and Europe, Interleukin's corporate collaborators include the leading healthcare organizations,


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Kaiser Permanente and UnitedHealth Group. For more information about
Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

    Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) including statements regarding the expectations about our future growth and operating results, our ability to develop and commercialize our products, entering into one or more strategic alliances on favorable terms with well-funded partners, our ability to enter into the planned interim financing arrangement within the next week, the sufficiency of our current resources to fund operations through October, the sufficiency of the proceeds from our planned interim financing to fund operations through January 2003, our efforts to obtain additional financing through 2003 and our ability to remain listed on the NASDAQ SmallCap Market or begin trading on the OTC Bulletin Board. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, possible delisting of our common stock from the NASDAQ SmallCap market, our ability to raise necessary capital, complete clinical research and data analysis, meet expectations about operating through October without additional financing and through January 2003 with the proceeds from the planned interim financing, meet clinical studies' endpoints, complete one or more strategic alliances, risk of market acceptance of our products, risk of technology and products obsolescence, delays in development of products, reliance on partners, competitive risks and those risks and uncertainties described in our Form 10-Q for the quarter ended June 30, 2002, as filed on August 19, 2002, and in other filings we have made with Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements.

    CONTACT: Interleukin Genetics, Inc.
             Sharon Leibowitz, 781/398-0700



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